SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)……………...	February 27, 2004
China Energy Ventures Corp.
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)
0-28345	72-1381282
(Commission File Number)	(IRS Employer Identification No.)
1002, Building C, Huiyuan Apartment, Asia Game Village, Beijing, China	100101
(Address of Principal Executive Offices)	(Zip Code)
86-10-6499-1255
(Registrant’s Telephone Number, Including Area Code)

(Former name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant.

Not Applicable

Item 2. Acquisition or Disposition of Assets.

Not Applicable

Item 3. Bankruptcy or Receivership.

Not Applicable

Item 4. Changes in Registrant’s Certifying Accountant.

Not Applicable

Item 5. Other Events.

On February 27, 2004, China Energy Ventures Corp. (the “Registrant”) entered into an Asset Purchase Agreement (“Agreement”) with IbrizOil Inc. (“Ibriz”), an Alberta corporation.  Under the terms of the Agreement, Ibriz agreed to assign its 5% over-riding royalty (“Asset”) in Big Sky Energy Kazakhstan Ltd.’s (“BSEK”) interest in KoZhaN LLP in exchange for common stock of the Registrant.  The value of the Asset was determined by an independent valuation report as at December 1, 2003 on the prospects to which the Asset related prepared by PetroGlobe (Canada) Ltd.  The amount of common stock issued was determined using the average closing price of the Registrant’s common stock for the five days prior to February 27, 2004.  On March 4, 2004, the Registrant issued 681,475 common shares to Ibriz in connection with the Agreement.

Item 6. Resignations of Registrant’s Directors.

Not Applicable

Item 7. Financial Statements and Exhibits.

(a) Financial Statements

 Not Applicable

(b) Exhibits:

None

Item 8. Change in Fiscal Year.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY VENTURES CORP.
(Registrant)
Date:	March 11, 2004	By:	/s/ Matthew Heysel
Matthew Heysel Chairman, Chief Executive Officer and Director